Exhibit 10.9

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01C37C40DXB028
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	15/03/2022
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
BANDAR UTAMA NEIGHBOURHOOD CENTRE SDN BHD, NO SYARIKAT 198101011061(77188-P)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
ANGKASAX INNOVATION SDN BHD, NO SYARIKAT 202101007618(1407917-U)

Butiran Harta / Suratcara *Property / Instrument Description*
LOT S10, SECOND FLOOR, CENTREPOINT, NO.3, LEBUH BANDAR UTAMA, BANDAR UTAMA, , PETALING JAYA, 47800, SELANGOR

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	B0280A228493026
Tarikh Penyeteman *Date of Stamping*	02/04/2022
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 370.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 370.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37;Butiran 49(a)

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***04/04/2022 02:22:07***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- tamat/end ---

DATED THIS	15 MAR 2022	DAY OF	, 2022

BETWEEN

BANDAR UTAMA NEIGHBOURHOOD CENTRE SDN BHD

Reg. No.: 198101011061 (77188-P)

AND

ANGKASAX INNOVATION SDN BHD

Reg. No.: 202101007618(1407917-U)

LOT Sl0, SECOND FLOOR

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CENTREPOINT BANDAR UTAMA TENANCY AGREEMENT

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TENANCY AGREEMENT

CENTREPOINT

THIS AGREEMENT is made the day and year stated in Item 1 of the First Schedule hereto

BETWEEN

BANDAR UTAMA NEIGHBOURHOOD CENTRE SON BHD (Co. No. 77188-P) a company duly incorporated in Malaysia and having its registered office at No 1, Dataran Bandar Utama, Bandar Utama, PJU 6, 47800 Petaling Jaya, Selangor (hereinafter referred to as “the Landlord”) of the one part;

AND

The Party named in Item 2 of the First Schedule hereto (hereinafter referred to as “the Tenant”) of the other part.

The Landlord and the Tenant shall hereinafter be collectively referred to as “the Parties” and individually be referred to as “the Party”.

WHEREAS:-

OWNERSHIP OF COMPLEX

A.	The Landlord is the registered proprietor all that land held under Geran No. 117712 Lot 40187 Seksyen 39, Bandar Petaling Jaya, Daerah Petaling, Negeri Selangor measuring 18477 square meters (hereinafter referred to as ‘the Said Land”) free from all encumbrances.

B.	The Landlord has constructed a multi-storey shopping and entertainment complex (hereinafter referred to as “the Complex”) on the Said Land in accordance with building plans approved by the Appropriate Authority and the Complex shall be known as “Centrepoint Bandar Utama” or such other names as the Landlord shall in its absolute discretion determine and shall contain individual parcels of commercial premises to be used solely for the respective purposes only.

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“Day” shall mean any working day other than Saturdays, Sundays and Public Holidays in the State of Selangor.

“the Floor Plan” shall mean the Floor Plan(s) annexed hereto as “Annexure”;

“Fit-Out Works” refers to the fit-out addition alterations and fit out works which have been approved by the Landlord and are carried out by the Tenant to and in respect of the Demised Premises.

“Tax” refers to any sales, service or consumption tax that may be implemented by the Government.

“Handover Date” refers to the date the Demised Premises is handed over to the Tenant for the purpose of carrying out Fit-Out Works pursuant to Article 4;

“the Landlord’s representative” refers to the person/persons or body or corporation appointed and/or authorised by the Landlord to control manage and administer the Complex;

“Letter of Offer” refers to the letter of offer by the Landlord to the Tenant dated the day and year specified in Item 4 of the First Schedule hereto which offer contained therein has been accepted by the Tenant, including any modification thereto mutually agreed upon prior to the execution of this Agreement;

“Monthly Rental” shall mean the sum payable by the Tenant to the Landlord in respect of the Demised Premises pursuant to Article 2.01 herein and which excludes the consumption of chilled water for air-conditioning and other utilities consumed at the Demised Premises;

“Operation Hours of the Complex” refers to the hours during which the common facilities including lighting, air-conditioning and lifts are operative in the Complex in particular during the hours specified in Item 5 of the First Schedule hereto or any variation thereto by the Landlord as shall be notified to the Tenant from time to time;

“Prevailing Market Rental” is defined as the rental at which an interest in a property can be expected to be let between a willing landlord and willing tenant on a monthly basis with both parties having reasonable knowledge of all relevant facts regarding the property and market conditions, and neither party being forced to let or rent.

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“Principal Term” refers to the term of the Tenancy as defined in Item 7 of the First Schedule.

“Renewed Term” refers to the subsequent period(s) of tenancy after the expiry of the Principal Term as defined in Item 13 of the First Schedule

“Rent Year” refers to twelve (12) months from the Tenancy Commencement Date and thereafter twelve (12) months commencing from the said dates of each succeeding years.

“Restoration Works” refers to the reinstatement works and making good of the Demised Premises to its original state and position as at the Handover Date which are to be carried out by the Tenant pursuant to Articles 8.05, 14.02 and 14A hereof.

“Review Period” refers to the period of six (6) months prior to the expiry of the Principal Term;

“Revised Monthly Rental” refers to the revised Monthly Rental payable by the Tenant to the Landlord and upon review the first Revised Monthly Rental will be after expiry of the Principal Term and any such extension thereafter granted which shall be as determined in accordance with the Third Schedule (Rent Review) hereof.

“Security Deposit” refers to the monies paid by the Tenant to the Landlord under Article 3.02 below;

“Term” refers to the Principal Term of the Tenancy or such extension or renewal thereof referred to in Article 19.01.

1.01	Words importing the singular number shall include the plural and the masculine gender shall include the feminine or neuter gender and vice versa and words importing persons shall include companies incorporated under the Companies Act, 2016, Malaysia.

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1.02	Reference to Recitals Sections Sub-sections Clauses Sub-Clauses and Schedules shall be construed as references to the recitals sections sub-sections clauses sub-clauses and schedules of this Agreement and Recitals Sections Sub-sections Clauses Sub-Clauses and Schedules shall be taken read and construed as an essential and integral part of this Agreement.

1.03	The clause paragraph and schedule headings are for ease of reference only and do not form part of this Agreement and shall not limit its scope and shall not be taken into account in its construction or interpretation in this Agreement.

1.04	References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to all persons authorised by the Landlord (including agents professional advisers contractors workmen and others).

1.05	Any covenant by the Landlord or the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person.

1.06	References to “consent of the Landlord” or words similar to that effect means a consent in writing signed by or on behalf of the Landlord and references to “approved” and “authorised” or words similar to that effect means (as the case may be) approval or authorisation in writing by or on behalf of the Landlord.

1.07	Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general references to “statute” or “statutes” includes any regulations or orders made under such statute or statutes.

1.08	The expressions “Landlord” and “Tenant” include (in the case of a natural person) his legal representatives and permitted assigns (in the case of a corporation or company) its successors in title and permitted assigns;

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ARTICLE 2: TENANCY

2.01	The Landlord agrees to let and the Tenant agrees to take the Tenancy of the Demised Premises at the Monthly Rental payable in advance in the amount and manner stated in Item 6 of the First Schedule hereto together with the use and enjoyment in common with other persons entitled thereto of the Common Area including but not limited to entrances vestibules stair-cases landings corridors passages lifts escalators water closets lavatories and conveniences and other like amenities for the Term as provided in Item 7 of the First Schedule hereto subject to the terms and conditions hereinafter contained.

2.02	The Tenancy shall commence and expire on the dates stated in Item 8 of the First Schedule hereto.

ARTICLE 3: BOOKING FEE, FIT-OUT FEE AND DEPOSITS

3.01	Booking Fee

The Tenant has upon the acceptance of the offer of Tenancy contained in the Letter of Offer paid to the Landlord the sum of monies stated in Item 9 of the First Schedule hereto as Booking Fee for the Tenancy of the Demised Premises. The Booking Fee shall be utilised towards rental at the commencement of the Tenancy after final adjustment towards Monthly Rental, if any, has been made upon the delivery of vacant possession. The Tenant shall pay to the Landlord any shortfall in the first month’s rental if the Booking Fee is less than the Monthly Rental. In the event the Monthly Rental is less than the Booking Fee, the Landlord shall retain free of interest the remainder of the Booking Fee to be utilised towards the payment of Monthly Rental for the second month of the Tenancy or any part thereof.

3.02	Security Deposit

3.02.01	The Tenant shall pay to the Landlord upon the execution of this Agreement the total sum which the Landlord hereby acknowledges receipt of the sum of monies specified in Item 10 of the First Schedule hereto as security for the due observance and performance by the Tenant of the terms and conditions of this Agreement.

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3.02.02	In the event the Monthly Rental is adjusted pursuant to Article 19.01 hereinbelow upon the renewal of the Tenancy for any further term or terms, the Security Deposit shall be adjusted accordingly and the Tenant shall, where applicable forthwith, make payment of any corresponding increment in the Security Deposit resulting from any increment in the Monthly Rental to the Landlord before the commencement of such further Term.

3.02.03	The Security Deposit shall be maintained at the aforesaid amount as provided for in this Article during the term of the Tenancy and shall not be deemed to be treated as payment of Monthly Rental and on the determination of the Tenancy shall be returned free of interest to the Tenant less such sum or sums as may then be owing to the Landlord and without prejudice to any other claims which the Landlord may have against the Tenant under the terms hereof.

3.02.04	For the avoidance of doubt, the Security Deposit is not GST taxable

3.03	Fit-Out Fee and Fit-Out Deposit

Upon the acceptance of the Letter of Offer, the Tenant shall have paid to the Landlord the following:

3.03.01	a Fit-Out Deposit in the sum as defined in Item 14 of the First Schedule hereto as security for any costs, expenses incurred by the Landlord arising from any non-compliance with any rules regulations terms relating to the Tenant’s Fit-Out Works; and

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3.03.02	a Fit-Out Fee in the sum as stated in Item 15 of the First Schedule hereto being the management of the Complex and the usage of electricity and water during the execution of the Fit-Out Works during the Fit-Out Period. The costs and responsibility for the disposal of all garbage arising from and in connection with the Fit-Out Works to the designated garbage bin shall rest solely with the Tenant.

The Tax in respect of the Fit-Out Fee (if applicable) shall be borne by the Tenant.

The Fit-Out Deposit shall be credited to the account of the Tenant as Restoration Deposit as stated in Article 14A as security for the due compliance of the Tenant’s covenant to restore, reinstate, make good and to deliver vacant possession of the Demised Premises back to the Landlord in the original state and condition when vacant possession was first delivered to the Tenant; PROVIDED ALWAYS THAT the Tenant has not breached any terms of the Fit-Out Handbook during the Fit-Out Period.

In the event that any sums (whether wholly or partially) are deducted from the Fit-Out Deposit due to any breach and/or non-compliance during the Fit-Out Period, the Tenant shall pay to the Landlord an additional sum equivalent to the sums deducted due to the said breach and/or non-compliance during the Fit-Out Period to the Landlord towards the Restoration Deposit within seven (7) days upon the Tenant’s receipt of the Landlord’s computation.

ARTICLE 4: VACANT POSSESSION AND FIT-OUT WORKS

4.01	Vacant possession of the Demised Premises shall be delivered to the Tenant on the date specified in Item 11 of the First Schedule hereto.

4.02	The Tenant covenant that it shall undertake Fit-Out Works in accordance to the approved design and plans the Landlord shall grant the Tenant the License to occupy the Demised Premises for the sole purpose of Fit-Out Works.

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4.03	Time is of the essence of this specific term and as such, in the event that the Tenant fails or delays to complete the Fit-Out Works on or before the expiry of the Fit-Out Period and/or fail to commence business on the expiry of Fit-Out Period, the Tenant shall be liable to pay to the Landlord a sum of Ringgit Five Thousand Only (RM5,000.00) per day as liquidated damages from the scheduled Business Opening Date until the actual date of commencement of the Tenant’s Business. Notwithstanding that the Tenant has not commenced business operations and is liable to pay the liquidated damages herein, the Tenant shall be deemed to have commenced business on the scheduled Business Opening Date and the Monthly Rental for the Demised Premises shall be payable from the scheduled Business Opening Date for the Demised Premises for such period of non-commencement of business.

ARTICLE 5: USE OF DEMISED PREMISES

5.01	The Tenant shall use the Demised Premises for the purpose of running the business described in Item 12 of the First Schedule hereto only and shall not carry on or permit or suffer to be carried on upon any part of the Demised Premises any other business. The Tenant shall not sell or display any items other than those which forms part of the business of the Tenant as stated herein without the prior approval of the Landlord. Any breach of this covenant shall be regarded as a fundamental breach of this Agreement.

5.02	The Tenant shall not use the Demised Premises for any illegal unlawful or immoral purpose. The Tenant shall at all times during the Term of the Tenancy observe and comply with all such requirements as may be imposed on the occupier by any Ordinance or Act of Parliament now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder and any rules and regulations made and notified by the Landlord. The Tenant shall indemnify and keep indemnified the Landlord against all actions, proceedings, claims, costs, expenses arising from any failure or neglect by the Tenant to comply hereto.

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ARTICLE 6: TENANT’S POSITIVE COVENANTS

6.01	Payment of Monthly Rental

6.01.01	The Tenant shall pay the Monthly Rental and the Deposits at the times and in the manner herein provided (whether formally demanded or not). The payment of the Monthly Rental shall not in any way be utilised to off-set any sums found to be due from the Landlord and the Landlord shall have the absolute discretion to appropriate the Monthly Rental and apply such payment according to the manner and order to be determined by the Landlord notwithstanding any documents which the Tenant may submit stating the manner and order for such payment to be applied.

6.01.02	The Tenant shall commence payment of Monthly Rental as stated in Item 6 of the First Schedule respectively to the Landlord immediately upon the commencement of the Tenancy as stated in Item 8 of the First Schedule hereto.

6.01.03	Any Tax in respect of the Monthly Rental shall be borne by the Tenant.

6.01.04	All Monthly Rental shall be payable monthly in advance within the first seven (7) days of each and every succeeding month.

6.02	Utilities Services

The supply of utilities and the terms of the supply of utilities shall be a matter between the applicable service provider for the applicable utility and the Tenant.

The Tenant shall pay to the applicable service provider and/or the Appropriate Authority all deposits and charges incurred by the Tenant in respect of electricity, water and other amenities supplied or connected to the Demised Premises and for the installation and use of any telephone and other telecommunication facilities therein.

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In particular, the Tenant shall be responsible for the costs of electricity and utilities consumed in running of lighting, water, telecoms and equipment and air conditioning in connection with the use of the Demised Premises and all other appliances and amenities which are installed by the Tenant.

For the avoidance of doubt, the Monthly Rental shall exclude the consumption of chilled water for air-conditioning and other utilities consumed at the Demised Premises.

6.03	Payment of Increased Outgoings

The Tenant shall pay as and when required by the Landlord an additional sum over and above the Monthly Rental/the Revised Monthly Rental hereby reserved in respect of any increase in the quit rent or payment of assessment to local authority or other impositions of a like nature by whatsoever name called levied and imposed upon or in respect of or attributed to the Demised Premises over and above the amount levied and imposed at the commencement of the Principal Term (whether such increase is by way of increase in annual value or by way of increase in the rate of assessment) and any increase in utilities charges in respect of the Common Area PROVIDED THAT the Landlord shall give to the Tenant documentary evidence as to such increase. Such additional sum shall be a sum proportionate to what the area of the Demised Premises bears to the total lettable area of the Complex or shall be determined by the Landlord for the Complex or otherwise howsoever determined by the Landlord. The certificate by the Landlord’s accountant as to the determination of such additional sum shall be final, conclusive and binding on the Tenant.

6.04	Licences

The Tenant shall obtain and maintain at its own expense all governmental licences, permits, registrations (including trade name) and other consents necessary for the conduct of the Tenant’s business.

6.05	Removal of property, goods etc.

During the Term of the Tenancy, the Tenant shall obtain the written consent of the Landlord before removing or attempting to remove any movable property(ies), furniture, fixtures, fittings and other things/items in or from the Demised Premises.

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6.06	Tenant’s Additional Covenants

6.06.01	The Tenant hereby undertakes to be liable and to pay forthwith any and all claims, judgements, losses, liabilities, costs (inclusive of all legal fees on a solicitor client basis), expenses and damages of any nature whatsoever arising out of the Tenant’s breach of any of the terms contained herein.

6.06.02	The Tenant hereby undertakes to be liable for and to pay forthwith upon notification all legal fees and expenses (on a solicitor client basis) arising from any action by the Landlord to commence distress or eviction proceedings, including the cost of notices of demand issued by the Landlord’s solicitor. Such fees shall be payable over and above and notwithstanding such costs or damages provided under any law, bye-law, rule or regulation, including the Distress Act 1951, whether such action is commenced ex-parte or inter-parte.

6.06.03	For the purposes of Article 6.06.02 above, such payment for cost and expenses shall become due within twenty four (24) hours of written notification thereof by the Landlord. Such notification shall be deemed correct in respect of the amount of fees and expenses incurred and deemed accepted by the Tenant as conclusive of the amount of legal fees and expenses due to the Landlord. All arrears in rental shall also be paid in full within twenty four (24) hours of such notification together with the payment for cost and expenses.

6.06.04	If the Tenant shall fail to pay the cost and expenses within the stipulated time, the Landlord shall be at liberty to appropriate and treat so much of any remittance made by the Tenant towards payment of the said costs and expenses.

6.06.05	Any acceptance by the Landlord of any payment in full or in part by the Tenant in respect of cost and expenses or arrears in the Monthly Rental shall not waive the Landlord’s right to proceed with distress or execution proceedings against the Tenant as the case may be for breach of this Agreement by the Tenant.

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6.06.06	The Tenant declares herein that the Tenant waives all rights to tax such cost (legal fees).

ARTICLE 7: TENANT’S NEGATIVE COVENANTS

7.01	Prohibition of Use as Dwelling

The Tenant shall use the Demised Premises for the business as stated in Item 12 of the First Schedule hereof only and shall not permit or suffer anyone to sleep therein or to use the same or any portion or portions thereof wholly or partly as dwelling premises.

7.02	Prohibition of Use as Warehouse

The Tenant shall not use or permit or suffer the use of the Demised Premises for the sole purpose of a warehouse or storing of any goods or merchandise or as a laboratory or workshop.

7.03	Prohibition of Use Amounting to Pollution

The Tenant shall not use the Demised Premises or any part thereof for carrying on any business which causes the accumulation of dirt, rubbish or debris of any sort in or outside the Demised Premises or which causes an undesirable amount of noise or which in the opinion of the Landlord is undesirable or unsuitable for the other tenants or occupiers of the Complex and not to place or leave in the entrance or stairways passages or corridors of the Complex any boxes or rubbish or otherwise encumber the same.

7.04	Prohibition of Nuisance

The Tenant shall not do or permit to be done upon the Demised Premises anything which in the opinion of the Landlord may be a nuisance or annoyance to or in any way interfere with the quiet and comfort of the other occupants of the Complex or adjoining buildings. The Tenant shall also not block up darken, obstruct or obscure any of the windows or light to be shared by the occupiers of the Complex. Upon notice by the Landlord to abate such nuisance the Tenant shall take all reasonable steps to abate such nuisance accordingly.

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7.05	Prohibition of Cooking

The Tenant shall not use the Demised Premises or any part thereof or permit the same to be used for cooking or the preparation of food. The Tenant shall also not allow any food hawkers into the Demised Premises and/or any part of the Complex provided that the employees of the Tenant may be allowed to bring food for the purpose of personal consumption only.

7.06	Prohibition of Noxious, Dangerous or Hazardous Goods

The Tenant shall not bring or store or permit or suffer to be brought or stored on the Demised Premises or any part of the Complex, arms, ammunitions or unlawful goods, gunpowder, saltpetre, kerosene or any combustible substance or any goods which in the opinion of the Landlord are of a noxious or dangerous or hazardous nature.

7.07	Unsightly Objects

The Tenant shall not erect install or display including but not limited to any sign device furnishing ornament microwave dish antennas or any other object or equipment within and/or without the Demised Premises and/or the Complex which in the opinion of the Landlord is indecent obnoxious incongruous or unsightly or may detract from the general appearance or image of the Complex. The Landlord may by notice to the Tenant require the Tenant to remove any such object and failure by the Tenant to comply with any such notice within three (3) days from the date the notice is served to the Tenant shall give the landlord the right to enter the Demised Premises and remove the said object or equipment at the Tenant’s costs.

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7.08	Assignment of the Demised Premises

The Tenant shall not sublet, assign, transfer or part with or otherwise deal with or dispose of the Demised Premises or any part thereof in any manner or way whatsoever.

7.09	Excessive Load

The Tenant shall not place or permit to be placed upon any floor of the Demised Premises a load in excess of 70 pounds per square foot and shall when required by the Landlord distribute any load on any floor of the Demised Premises in accordance with the direction and requirements of the Landlord. In the interpretation and application of this Article the decision of the Landlord’s Engineers Surveyors or Architects shall be final and binding upon the Tenant.

7.10	Use of Lifts

The Tenant shall not convey or carry goods and baggage in the passenger lifts or escalators but shall convey or carry them in the dedicated service lift. The Tenant shall not cause any obstruction in the entrances, staircases, landings, corridors passages or any other part of the Complex when conveying such goods and baggage. Further the Tenant shall not damage or deface any part of the Common Area including but not limited to passages lifts or escalators entrances staircases landings while moving any goods or other things whatsoever or by any means whatsoever and shall forthwith repair and make good or pay the Landlord on demand the costs of making good such damage or defacement.

7.11	Encroachment on Common Area

The Tenant shall not place or cause or allow to be placed any things or object or conduct or allow any business to be conducted in the five-foot way, passage or any part of the Common Area of the Complex.

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7.12	No Sales by Auction

The Tenant shall not hold or permit or suffer to be held any sales by auction within the Demised Premises or any part thereof, or upon any part of the Complex.

7.13	Trading Name

The Tenant shall not incorporate as its business or trading name or any part thereof or on any signage or advertisement other than as an address, the name “CENTREPOINT BANDAR UTAMA”, “BANDAR UTAMA” and their acronyms.

7.14	Restriction against Installation of Electrical Points

The Tenant shall not install any electrical sockets, plugs or electrical power points or other electrical fitting without the previous written consent of the Landlord which consent shall not be unreasonably withheld. In the event the Tenant commits a breach of this covenant and as a result of which the Landlord suffers any loss or damage, the Tenant will forthwith indemnify the Landlord against all such loss and damage.

7.15	Restriction against Installation of Air-conditioning Unit

The Tenant shall not install, place and utilize air-conditioning of any kind in the Demised Premises other than the air-conditioning system provided by the Landlord.

7.16	Restriction against Installation of Standby Generator

The Tenant shall not install and use any standby generator for the Demised Premises.

7.17	Prohibition against removal of property, goods, etc.

The Tenant shall not remove and/or move any movable property, furniture, fixtures and fittings and/or other things from the Demised Premises unless the written consent of the Landlord is obtained, which consent shall not be written consent of the Landlord is obtained, which consent shall not be unreasonably withheld and any such removal shall be under the supervision of the Landlord’s representative PROVIDED ALWAVS that it is hereby agreed that in the event of breach of this covenant hereof, the Landlord shall be authorised to prevent such removal including but not limited to locking up the Demised Premises to prevent such further removal.

7.18	Prohibition of Pets

The Tenant shall ensure that no pets shall be kept or brought into the Demised Premises.

ARTICLE 8: FIT-OUT WORKS AND ALTERATIONS

8.01	Subject to the provisions of this Article, the Tenant shall not make or permit to be done any alterations structural or otherwise partitions in or additions to or decorations to the Demised Premises or any part thereof or the Landlord’s fixtures and fittings therein without the prior written consent of the Landlord thereof.

8.02	If the Landlord deems it necessary to engage consultants to study any proposal by the Tenant for fit-outs and alterations and the Landlord so engages such consultants and in doing so incurs costs, such costs shall by borne by the Tenant.

8.03	In the event the Landlord consents to the fit-outs and alterations, the Landlord may impose such conditions as may be reasonable for the carrying out of such fit-outs and alterations. The Landlord reserves the right to object to materials to be employed or design or concept to be implemented by the Tenant.

8.04	The Tenant shall carry out alterations additions or fit-out works only to such extent as consented to by the Landlord and in accordance with instructions from the Landlord’s representative as to time and manner of such works and or in accordance with instructions from the Landlord’s consultants, if any.

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8.05	The Tenant shall also, at the Tenant’s own cost and expense obtain such necessary planning and any other consents or approvals pursuant to the provisions of any written law bye-laws rules regulations or orders applicable thereto and shall comply with the conditions thereof and upon the determination of the Term of the Tenancy if required by the Landlord undergo Restoration Works to restore the Demised Premises to its original state and condition at the expense of the Tenant, fair wear and tear excepted.

8.06	In the event of the Tenant carrying out fit-outs on the Demised Premises whether at the commencement of the Tenancy or at any time during the Term of this Tenancy or any extension thereof, the Tenant hereby agrees covenants and undertakes to be bound by all rules regulations and/or notices issued by the Landlord for the time being in force.

8.07	The Tenant shall indemnify and keep indemnified the Landlord from and against all actions claims demands losses damage costs and expenses which the Landlord shall or may be or become liable as a consequence of the Tenant’s Fit-Out Works or of any acts omission or negligence of the Tenant, its contractors agents servant or invitee during the Fit-Out Period and thereafter.

ARTICLE 9: UPKEEP AND MAINTENANCE OF DEMISED PREMISES

9.01	The Tenant shall give to the Landlord prompt notice in writing of any accident or defect or want of repair in any services to or fittings in the Demised Premises and of any circumstances likely to be or cause any danger risk or hazard to the Demised Premises or to the Complex or any person therein.

9.02	The Tenant shall keep the interior of the Demised Premises, the flooring and interior plaster or other surface material on walls and ceilings, and the Landlord’s fixtures thereon, if any, including but not limited to doors, windows, glass, shutters, locks, fastenings, electric wiring, installations and fittings for light and power and all electrical components and other fixtures and additions thereto (fair wear and tear excepted) in good and tenantable repair and clean condition and to replace or repair any of the aforesaid items and any part of the Demised Premises and the Landlord’s fixtures and fittings therein which shall be broken or damaged due to malicious negligence or careless acts or omissions of the Tenant servants and agents and further that if any damage or injury is caused to the Landlord or any person whosoever directly or indirectly through the said damaged condition or any part of the interior of the Demised Premises (including flooring, walls, ceilings, doors, windows and other Landlord’s fixtures and fittings) the Tenant shall be wholly responsible therefore and shall fully indemnify the Landlord against all claims, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

9.03	Subject to any Special Condition provided in the Second Schedule to the contrary, the Tenant shall during the Term of the Tenancy or any renewal thereof paint with two coats of a paint to be approved by the Landlord the exterior of roller shutters to the Demised Premises at two (2) year intervals or as otherwise directed by the Landlord.

9.04	The Tenant shall maintain the plumbing and sewerage system (if any) of the Demised Premises at the Tenant’s cost.

The Tenant shall permit the Landlord and its agents or workmen at all reasonable times to enter upon and view the condition of the Demised Premises and to take inventories of the Landlord’s fixtures therein and to do structural or external repairs to the Demised Premises or to other portions of the Complex of which they form a part or to any contiguous building not conveniently accessible otherwise than from or through the Demised Premises PROVIDED ALWAYS THAT the Landlord shall except in the case of extreme urgency for the purpose of protecting the safety of the Demised Premises of the Complex give to the Tenant prior written notice of the intention of the Landlord his agents or workmen to enter upon the Demised Premises for the aforesaid purpose.

9.05	The Landlord may serve upon the Tenant notice in writing specifying any repair or work necessary to be done or replacement necessary to be made to comply with the Tenant’s covenants to repair hereincontained and to require the Tenant forthwith to execute such repairs or work or make such replacements and if the Tenant shall not within ten (10) days after the service of such notice proceed diligently with the execution of such repairs or the making of such repairs or the making of such replacements then it shall be lawful for the Landlord to enter upon the Demised Premises and execute such repairs or work or make such replacement and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action together with such costs and expenses (if any) including legal fees (on a solicitor and client basis) incurred or suffered by the Landlord in the recovery or attempts to recover such debts.

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9.06	The Tenant shall permit the Landlord, its agents or workmen and agents and workmen of other tenants of the Complex duly authorised by the Landlord with reasonable notice in writing to enter upon the Demised Premises to lay and fix and lead through the Demised Premises all such wires and cables for electricity and pipes for water gas sewerage and or other utilities and services as the Landlord may from time to time require to be laid and fixed in and led through the Demised Premises to other portions of the Complex not conveniently accessible otherwise than from or through the Demised Premises for the general purposes of repairing removing and replacing all or any of the said wire cables and pipes and of attending to equipment necessary for the supply of utilities and services PROVIDED ALWAYS THAT the Landlord shall except in the case of extreme urgency for the purpose of protecting the safety of the Demised Premises only carry out such work outside of the operations hours of the Complex and after having given to the Tenant notice that is reasonable in the circumstances of the intention of the Landlord its Agents or workmen to enter upon the Demised Premises.

ARTICLE 10: SIGNBOARD, ADVERTISEMENT, etc.

10.01	The Tenant shall not affix, paint or otherwise exhibit or set up on the exterior of the Demised Premises or the windows thereof or in any part of the Demised Premises or the Complex any name-plates, placard, posters, advertisements or writings or any other things whatsoever save only the Tenant’s name-plate of a form and character and size and design to be approved by the Landlord in such place only as shall be designated by the Landlord.

10.02	The Tenant shall not at any time through the Term hereby created allow any signage of a permanent nature in respect of third party’s name(s) to be displayed at the Demised Premises.

10.03	The Tenant shall upon vacating the Demised Premises remove any signs names advertisements or notices erected painted displayed affixed or exhibited upon to or within the Demised Premises and make good any damage or disfigurement caused by reason of such erection painting displaying affixing exhibition or removal thereof.

ARTICLE 11: MANAGEMENT AND OPERATION OF THE COMPLEX

11.01	Landlord’s Representative

The Landlord shall be entitled to appoint and engage any person or body corporate as the Landlord’s agent or as representative vested with the power to control, manage and administer the Complex and additionally to enforce all the rights powers and authority vested in the Landlord as the Landlord’s representative under this Agreement.

11.02	Common Area

11.02.01	Without prejudice to any provrsron herein contained, the Landlord will maintain and keep in good and tenantable repair the Common Area during the Term of this Tenancy inclusive and in particular of the exterior walls (other than shop fronts), roof, main structure, walls, floors, main drains, pipes, lifts, escalators, main air-conditioning plant, fan coil unit, central courtyard, Car Park, roads pavements gardens water drainage lighting and other common facilities and amenities PROVIDED THAT the manner in which such areas and facilities shall be maintained and the expenditure thereon shall be at the discretion of the Landlord.

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11.02.02	The Cavr Park and the Common Area of the Complex shall at all times be and remain the property of the Landlord. The Landlord shall have absolute discretion and use thereof and any income derived therefrom shall be due to the Landlord solely and shall not be deemed in any circumstance to belong to the Tenant.

11.02.03	The Tenant hereby acknowledges that the Common Area may be used by the Landlord or any other party with the authority of the Landlord for promotions or any other activity and the Tenant shall have no claim against the Landlord or that other party for in any inconvenience to the Tenant in respect of the promotions or activity.

11.03	Variation of the Complex

The Landlord shall have the right from time to time to improve extend vary or reduce the Complex (including the Demised Premises) or in any manner whatsoever alter or deal with the Complex (including the Demised Premises) or any part thereof PROVIDED ALWAYS THAT prior notice of the same shall be given to the Tenant.

11.03A	Relocation of the Demised Premises

(i)	The Landlord hereby reserves the absolute right, without any right by the Tenant to claim for compensation or damages, to relocate the Tenant to an alternative premises in the Complex by giving a prior written “Relocation Notice” to the Tenant in the event there occurs circumstances such as changes to the mechanical and electrical services, air-conditioning plant, the pipes, wires, cables or other apparatus constructed, installed or laid in, under or through the Demised Premises, the Complex and/or the Land; or to the trade grouping of tenants and occupiers of the Complex or such other changes which in the opinion of the Landlord are required for the reason that the further use of the Demised Premises by the Tenant is not practicable or expedient by reason of the said changes.

(ii)	The Relocation Notice as stipulated in sub-clause 11.03A (i) shall specify the location and area of the alternative premises and shall provide the particulars of the Monthly Rental (including the service changes and promotion charges, where applicable), deposits and other charges payable at the relevant rate per square foot of the area thereof. If the Tenant shall accept the alternative premises as relocated, the Landlord shall offer to let such alternative premises to the Tenant in all respects to the same terms and conditions as contained herein save and except for the rentals, service charges, promotion charges, deposits and other charges to be calculated based on the new area of the alternative premises and/or the relevant rate per square foot of the same and adjustments to be made accordingly. The Tenant may reject the alternative premises by notifying the Landlord of the same in writing within fourteen (14) days from the date of the Relocation Notice in which event the Tenancy herein shall be deemed surrendered to the Landlord and such of the Deposits which shall have been paid to the Landlord shall be refunded to the Tenant free of interest less such sum(s) as may then be due to the Landlord in accordance with this Agreement and thereafter neither party shall have any claims or actions whatsoever against the other save for any antecedent breaches.

11.04	Car Park

11.04.01	The Landlord or its agents may at any time and in any manner, inter alia, levy whatever charges or fees as the Landlord or its agents may deem fit with respect to the usage of the Car Park by the Tenant or its servants, agents or invitees.

11.04.02	The Tenant hereby agrees to abide with all directions given by the Landlord or its representatives in respect of the use of the Car Park and no claims whatsoever shall arise against the Landlord in respect of the usage of the Car Park.

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11.04.03	The Tenant hereby acknowledges that the surface area car park shall be reserved for the parking of vehicles of customers to the Complex. The Tenant hereby agrees that all vehicles belonging to the Tenant and/or its employees and agents shall, subject to availability of space, be parked in the basement car park in accordance with directions given by the Landlord’s representative.

11.05	Delivery of consignment or crates of goods

Any delivery of consignment or crates of goods in bulk shall be carried out by the Tenant their servants or agents only before and after the Operation Hours of the Complex or such other hours as may from time to time be notified to the Tenant by the Landlord.

11.06	Garbage and waste disposal

The Tenant shall use the dedicated service lift at the Complex for the transportation of properly packed garbage, rubbish or waste of whatsoever nature for disposal at the appropriate rubbish disposal bins or facilities provided by the Landlord or the Landlord’s representative PROVIDED ALWAYS that the disposal of such garbage, rubbish or waste shall only be carried out before and after the Operation Hours of the Complex or at such other times as shall be notified by the Landlord and that the Tenant shall take all reasonable steps to clean up any litter or debris that may have been deposited in the Common Area in the process of the said disposal.

11.07	Cleanliness

The Tenant shall cause the Demised Premises (including external surface or windows and doors) to be cleaned in a proper and workmanlike manner and during the whole Term of the Tenancy to be kept clean and free from dirt and rubbish and particularly shall store and keep all trade waste trash and garbage in proper receptacles and arrange regular removal thereof from the Demised Premises.

11.08	Securing of the Demised Premises

The Tenant shall keep locked and secure the doors and windows of the Demised Premises at all times when the same is unattended.

11.09	Compliance with the Landlord’s Restrictions

The Tenant shall at all times observe and conform to all notices, regulations and restrictions made by the Landlord or the Landlord’s representatives for the proper care and management of the Demised Premises and the Complex and the conduct of tenants which shall be notified in writing by the Landlord or the Landlord’s representatives to the Tenant from time to time PROVIDED THAT such notices regulations or restrictions shall not be inconsistent with the provisions of this Agreement and the Tenant acknowledges and agrees that any failure to comply with any such notices regulations or restrictions shall constitute a breach of the terms of this Agreement in the same manner as if the notices regulations and restrictions were contained herein as covenants.

11.10	Discretion of the Landlord

Any right or power exercisable by the Landlord shall be at its absolute discretion and any determination may be made pursuant thereto without assigning any reasons therefore and shall be binding upon the Tenant.

ARTICLE 12: TENANT’S INSURANCE COVENANT

12.01	The Tenant shall at its own cost and expense be responsible to take out and maintain insurance policies against risks, such as that which are caused by fire, flood, theft, breakage of plate glass on the Demised Premises and property damage of the Tenant’s own goods, chattels, fixtures and property sold or stored in the Demised Premises and/or the Building, as well as public liability insurance of no less than Ringgit Malaysia Three Million Only (RM3,000,000.00) for any one claim.

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12.02	The Tenant shall submit a cover note of the aforesaid insurance policies to the Landlord and shall keep the Landlord notified in the event of cancellation or modification of any of the aforesaid insurance policies PROVIDED THAT nothing herein shall render the Landlord liable for the adequacy or inadequacy of such policy.

12.03	In the event the Tenant fails to comply with sub-Clause 12.01 above, the Landlord shall be entitled to effect a new policy or new policies and/or any renewal of policy thereafter during the continuance of this Agreement in such amount calculated in proportion to the total rentable area of the Demised Premises and thereafter, the premium paid in taking out the new policy or new policies and/or any renewal of policy shall be a civil debt owed by the Tenant to the Landlord, PROVIDED THAT the Landlord shall give notice to the Tenant of the contents of such policies of insurance and the premium paid/payable by the Tenant, but without prejudice to the other rights of the Landlord against the Tenant.

12.04	The Tenant further covenants with the Landlord:-

(i)	if required by the Landlord, to forthwith produce to the Landlord a copy of the receipts for the last premium paid by the Tenant;

(ii)	to comply with the requirements and recommendations of the insurers;

(iii)	to undertake to keep the Demised Premises supplied with such fire fighting equipment (over and above that which has already been provided by the Landlord) as the fire authority may require and also to maintain such equipment to the satisfaction of the relevant authorities and in efficient working order and the Landlord shall on its part be responsible for the maintenance and inspection of the smoke detectors and/or sprinkler systems and other fire-fighting equipments which shall be carried out by competent representative(s) of the Landlord;

(iv)	not to obstruct the access to any fire equipment or the means of escape route from the Demised Premises nor to lock any fire door while the Demised Premises are occupied;

(v)	to give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Building or upon the happening of any event against which the Landlord may have insured under this Tenancy; and

(vi)	to immediately inform the Landlord in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant (or any director, officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance.

(vii)	that the Tenant or anyone on the Demised Premises expressly or by implication with the Tenant’s authority and/or under the Tenant’s control including the Tenant’s customers, guests, visitors, servants, agents or workmen shall not do or permit or suffer to be done anything whereby any policy or policies of insurance on the Demised Premises and/or the Building against the Insured Risk may be rendered void or voidable or whereby the premium thereon may be increased and without prejudice to the other rights of the Landlord the Tenant shall make good to the Landlord and indemnify the Landlord against all damages suffered by the Landlord as a result of any breach of non observance by the Tenant or by anyone at the Demised Premises expressly or by implication with the Tenant’s authority and or under the Tenant’s control customers, guests, visitors, servants, agents or workmen of the foregoing provisions of this clause and shall on demand pay to the Landlord any such increase of premium and all expenses incurred in or about any renewal of such policy or policies or the taking out of a new policy or new policies rendered necessary by any breach or non-observance of the provisions of this clause by the Tenant or by anyone at the Demised Premises expressly or by implication with the Tenant’s authority and or under the Tenant’s control including clients, customers, guests, visitors, servants, agent or workmen.

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ARTICLE 13: INDEMNITY

13.01	Notwithstanding any provision herein contained, the Landlord shall not be liable for any loss or damage to the person or property of the Tenant or the family, guests, customers, servants, visitors, invitees or licensees of the Tenant in or upon the Demised Premises caused by circumstances beyond its control including any defect leakage or over-flow or breakdown of machinery or plant or air-conditioning, lifts, escalators or other installations and facilities.

13.02	The Tenant agrees to occupy use and keep the Demised Premises at the risk of Tenant and hereby releases to the full extent permitted by the law the Landlord in the absence of any negligence on the part of the Landlord or its servants or agents from all claims and demands of every kind in respect of or resulting from any accident injury occurring in the Complex or the Demised Premises and the Tenant expressly agrees that in the absence of any such negligence as aforesaid the Landlord shall have no responsibility or liability for any loss damage or injury suffered by the Tenant (whether to or in respect of the Tenant’s person or property or the business conducted by the Tenant) as a result of any breakage leakage accident or event occurring in the Complex or the Demised Premises.

13.03	The Tenant shall indemnify and keep indemnified the Landlord against summonses sanctions proceedings claims and demands costs damage and expenses which may be levied brought or made against the Landlord or which the Landlord may pay sustain or incur by reason directly or indirectly as a result of any act or omission of the Tenant its servants and agents in the use of the Demised Premises or resulting from the occupation of the Demised Premises by the Tenant and its agents and servants whether such claims are based on negligence or otherwise.

13.04	The Tenant shall be responsible for and indemnify the Landlord against all damage howsoever caused or occasioned to the Demised Premises or any part of the Complex or any adjacent or neighbouring premises (including but without limitation the blockage of drains of the Complex, break down of machinery, defacement of the Complex) by any act default or negligence of the Tenant or the employees agents or licencees of the Tenant and shall pay and make good to the Landlord all and every loss and damage whatsoever and howsoever caused incurred or sustained by the Landlord as a consequence of any breach non-observance or performance of the Tenant’s covenants herein this Agreement contained and shall save harmless and indemnify the Landlord’s estate and effects from and against actions demands claims liabilities costs and expenses thereby arising. In the event that any part of the Demised Premises or the Complex being damaged as hereinbefore stated the Tenant shall forthwith notify the Landlord of such damage and the Landlord shall take such steps to repair the same and the Tenant shall indemnify the Landlord as hereinabove stated.

13.05	The Tenant further agrees that if any damage is caused to the Landlord or to any person whosoever directly or indirectly through any defective or damaged condition of any part of the interior of the Demised Premises (including door windows and Landlord’s fixtures) or by any act default negligence or omission on the part of the Tenant or the employees, agents or licensees of the Tenant, the Tenant shall be wholly responsible therefore and shall make good the same by payment or otherwise and shall save harmless and full indemnify the Landlord against all demands actions legal proceedings and prosecutions whatsoever made upon or instituted against the Landlord by any person or authority in respect thereof.

ARTICLE 14: DETERMINATION OF TENANCY

14.01	At any time during the six (6) calendar months immediately preceding the determination of the term of the Tenancy, the Tenant shall permit intending tenants and others with written authority from the Landlord or its agents at all reasonable times of the day to enter and view the Demised Premises and permit the fixing of notices of the pending vacancy of the said Demised Premises to the Public.

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14.02	Upon the determination of the term of the Tenancy, the Tenant shall yield up the Demised Premises and all fixtures, fittings, matters and things thereto in anyway belonging or appertaining to the Demised Premises in such good and substantial repair as shall be in accordance with the covenants of the Tenant herein before contained fair wear and tear excepted with all locks and keys complete. For the avoidance of any doubt, it is hereby agreed that all fixtures and fittings such as but not limited to the following:

(a)	Air-condition ducting
(b)	Electrical wiring
(c)	Piping
(d)	Cabling
(e)	Drop Ceiling
(f)	Recess light ceiling
(g)	Shop front and doors

affixed to the Demised Premises by the Tenant shall be deemed to be the permanent fixtures and fittings and shall become the property of the Landlord. Unless the Landlord has agreed that any of the said fixtures and fittings mentioned above and/or the Tenant’s fittings or fixtures be left behind and yielded to the Landlord without any cost to the Landlord, the Tenant shall remove all such fixtures and fittings provided that all damage shall be made good by the Tenant after removal of such fixtures and fittings.

ARTICLE 14A: RESTORATION WORKS AND RESTORATION DEPOSIT

14A.01	A Restoration Deposit in such sums as provided in Article 3.03 shall be deposited by the Tenant with the Landlord as security for the due compliance of the Tenant’s covenant to restore, reinstate, make good and to deliver vacant possession of the Demised Premises back to the Landlord in the original state and condition when vacant possession was first delivered to the Tenant.

14A.02	The Tenant shall at its own cost and expense conduct the Restoration Works at the expiry or sooner determination of the period of the Tenancy including removing any lettering, moulding, sign or writing or painting or the name or business of the Tenant from the Demised Premises and all internal partitions, fixtures and installation of the Tenant as are required by the Landlord to their original state to the satisfaction of the Landlord (unless otherwise required by the Landlord to be retained in the Demised Premises). The Tenant shall ensure that the Landlord’s fixtures & fittings shall be not affected by such Restoration Works by the Tenant.

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14A.03	In the event such Restoration Works shall not be completed before the expiry of the Tenancy, the Tenant shall pay to the Landlord the Monthly Rental for such extra days taken to handover at a rate equivalent to two (2) times the amount of rental for each day’s delay based on the Monthly Rental stated herein.

14A.04	In the event the Tenant fails/delays in the compliance of the above, the Landlord shall be at liberty to carry out such Restoration Works and the costs and expenses thereof shall be borne by the Tenant, whereby the Restoration Deposit in the possession of the Landlord shall be utilised and appropriated against such costs and expenses due from the Tenant pursuant to this clause.

Where the restoration/reinstatement cost and expense exceed the Restoration Deposit, the Tenant shall make additional payment to the Landlord within three (3) days upon the Tenant’s receipt of the Landlord’s notice of demand.

Where the Restoration Deposit exceeds the restoration/reinstatement costs, the surplus shall be refunded by the Landlord free of interest within forty-five (45) days from the Tenant’s receipt of the Landlord’s notification of such surplus due to the Tenant.

ARTICLE 15: LANDLORD’S COVENANT

Without prejudice to any provision contained herein, upon the Tenant paying the Monthly Rental hereby reserved and observing and performing the agreements and stipulations on its part hereinbefore contained the Landlord shall permit the Tenant to quietly enjoy the Demised Premises during the Term of the Tenancy without any interruption by the Landlord or any person claiming under or in trust for the Landlord.

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ARTICLE 16: FORCE MAJEURE

16.01	The obligations of the Landlord contained in this Agreement shall be subject to the express condition that whenever the Landlord is required to perform or do any act or thing then in such instance performance of such act or thing shall not be required if it is rendered reasonably or practically impossible by reason of any riot civil commotion strike lock-out Act of God or the public enemy priority allocation rationing or the regulation or prohibition of the use of any material fuel hours of work or award or by reason of any matter or thing beyond the control of the Landlord.

16.02	In the event the Complex, Demised Premises or any part thereof shall at any time during the Term of the Tenancy be destroyed or damaged by fire lightning riot civil commotion tempest war or other unforeseen cause so as to become unfit for occupation and use then the Landlord shall not be bound or compelled to rebuild or reinstate the same unless it, in its absolute discretion think fit provided that:-

16.02.01	In the event of the Landlord deciding to rebuild and reinstate the Demised Premises then (provided the monies payable under any policy of insurance effected by the Landlord shall not have become irrecoverable through any act or default of the Tenant or any other tenant or occupier of the Complex) the Monthly Rental hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall have been rendered fit for occupation and use; or

16.02.02	In the event of the Landlord deciding not to rebuild and reinstate the Demised Premises within three (3) months from the date of receipt of the last report from professional consultants, such as architects, engineers, surveyors valuers and or adjusters of the Landlord regarding such destruction or damage to the Demised Premises then the Tenancy shall be determined and the Monthly Rental hereby reserved shall cease from the occurrence of such destruction or damage as aforesaid and the Tenant shall peaceably and quietly leave surrender yield up to the Landlord possession of so much of the Demised Premises as shall not have been destroyed.

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ARTICLE 17: EVENTS OF DEFAULT

17.01	The Parties hereby agree that:-

17.01.01	if the Tenant shall fail, refuse or neglect to pay the Rent, Service Charge, Promotional Fee hereby reserved and/or any other monies to be paid pursuant to this Agreement or any part thereof within the respective due dates thereof (whether formally or legally demanded or not); and/or

17.01.02	if the Tenant commits, permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the covenants, obligations and provisions of this Agreement together with the Schedules annexed herein; and/or

17.01.03	if the Tenant uses or permits or suffers the Demised Premises for a use different from that stated herein without prior consent from the Landlord; and/or

17.01.04	if the Tenant, being a corporation, shall have an application or order made, resolution effectively passed, petition presented or steps taken for the liquidation, winding up or dissolution of the Tenant (except for the purpose of reconstruction or amalgamation); and/or

17.01.05	if the Tenant, being a natural person, passes away or commits an act of bankruptcy or suffer mental or physical incapacity; and/or

17.01.06	if the Tenant makes an assignment for the benefit of, or enters into an arrangement, composition or compromise with the Tenant’s creditors or any class of them; and/or

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17.01.07	if the Tenant shall have a receiver, manager, trustee, judicial manager or similar official appointed over the whole or any part of the Tenant’s undertakings or assets; and/or

17.01.08	if the Tenant is unable to pay its debts within the meanings of the Companies Act, 2016 for the time being in force in Malaysia; and/or

17.01.09	if any distress or execution proceeding is levied against the Tenant and the same is not satisfied or discharged by the Tenant within fourteen (14) days thereof; and/or

17.01.10	If the Tenant without the prior consent of the Landlord fails to open the Demised Premises for a continuous period of three (3) days; and/or

17.01.11	if the Tenant breaches any of the Tenant’s Rules & Regulations;

then the Landlord shall be at liberty to enforce at any time thereafter any one or more of the following remedies:-

(1)	to serve a notice upon the Tenant requiring the Tenant to remedy the breach within fourteen (14) days (if such Event of Default is capable to be remedied) except in the case of non-payment of Monthly Rental and/or any other monies to be paid pursuant to the terms and conditions herein where seven (7) days shall be accepted as a reasonable time to remedy the default; and on the expiration of the period specified in the said notice without the breach complained of being remedied, this Tenancy shall absolutely determine without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant in respect of any antecedent breach of covenants or other terms of this Agreement and all Monthly Rental, Deposits and other sums so paid by the Tenant to be Landlord shall be forfeited to the Landlord;

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(2)	to charge interest at the rate of one point five per centum (1.5%) per month upon the late payment of any sum(s) due from the Tenant to the Landlord, which interest shall be calculated on a day to day basis from the due date until date of full and final settlement (before as well as after judgment, if any is obtained in respect thereof);and/or

(3)	to use and take any other action the Landlord deems fit to recover all monies due and owing to the Landlord and the cost and expense (including that of a solicitor client basis) of all such actions taken shall be borne by the Tenant.

17.02	Notwithstanding any provision herein contained, in the event the Tenant continues to remain in occupation of the Demised Premises and fails to surrender or yield up unto the Landlord the whole of the Demised Premises and every part thereof or fails to remove all his goods (which expression where hereinafter used shall include personal property of every description) from the Demised Premises after the termination of the Tenancy pursuant to this Article, the Tenant shall be liable to pay as agreed liquidated damages and not as penalty to the Landlord a sum equivalent to two (2) times the Monthly Rental for each day’s delay thereto without prejudice to the Landlord’s right to evict the Tenant or to take proceedings to enforce the other rights of the Landlord contained in this Tenancy and the Tenant shall in addition reimburse and indemnify the Landlord against all other losses and damages suffered by the Landlord as a result of the Tenant holding over the Demised Premises after the expiration or sooner determination of the Tenancy hereby granted.

17.03	Further and in addition to the provisions of this Article, the Landlord shall be entitled to re-possess the Demised Premises and all costs and expenses incurred by the Landlord in bringing an action for re-possession shall be borne by the Tenant and shall be recoverable from the Tenant forthwith.

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ARTICLE 18: EARLY TERMINATION BY THE TENANT

18.01	The Parties shall not determine the Tenancy before the expiration of the Term for any reasons whatsoever, save and except for events of default pursuant to Article 17 hereinabove. In the event of the Tenant vacating the Demised Premises before the expiration of the Term, then it shall be taken that the Tenancy has been repudiated by the Tenant unilaterally.

18.02	In the event that the Tenancy is unilaterally repudiated by the Tenant the Landlord shall be entitled to forfeit the Security Deposit and the Tenant shall further be liable for the Monthly Rental of the whole of the unexpired period of the Tenancy as compensation for the early termination.

18.03	The Landlord shall be entitled to put up hoarding for the safety and security of the Demised Premises and to prevent vandalism and/or to deter intruders from entering the Demised Premises in the following circumstances.

(a)	Where the Tenancy has been unilaterally repudiated by the Tenant hereinabove; or

(b)	Where the Tenancy has been determined pursuant to Article 17 hereinabove.

18.04	The act of hoarding by the Landlord as stated in Article 18.03 hereinabove does not constitute taking vacant possession by the Landlord and the Tenant is not prevented from making arrangements to deliver vacant possession of the Demised Premises to the Landlord pursuant to the terms of this Agreement.

18.05	The Tenant shall not, without prior written permission from the Landlord, vacate the Demised Premises and the Landlord may in their discretion stop, prevent and/or restrain, by using reasonable force, any removal or attempt to remove from the Demised Premises any items which appears to the Landlord as an act of vacating the Demised Premises without the prior written approval of the Landlord.

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ARTICLE 19: OPTION TO RENEW

19.01	In the event of the Tenant desiring to extend the tenancy of the Demised Premises after the determination of the Principal Term hereby created, the Tenant shall give to the Landlord notice in writing of such intention at least six (6) months before the expiry of the Term hereby created whereupon the Tenant shall be informed on the Revised Monthly Rental which is at the then Prevailing Market Rental to be calculated in the manner as set out in Third Schedule (Rent Review) hereof and upon the acceptance of the Tenant, the Landlord shall let the Demised Premises to the Tenant for a further term as defined in Item 13 First Schedule hereof from the date of expiry of the Principal Term hereby created and shall be upon the same terms and conditions herein contained save and except for this clause on renewal PROVIDED ALWAYS THAT the Tenant shall have paid all rentals due and that there shall not have been any breach by the Tenant of any of the terms and conditions herein contained and shall have paid the increased Security Deposit (if any).

19.02	After the notification by the Landlord to the Tenant of the Revised Monthly Rental for the Renewed Term and the Tenant fails to reply within fourteen (14) days of the Tenant’s receipt of the Landlord’s notification, the failure to reply shall constitute acceptance by the Tenant of the Revised Monthly Rental for the Renewed Term.

19.03	After the Renewal Tenancy Agreement has been received by the Tenant for execution, but the Tenant refuses to execute the Renewal Tenancy Agreement within the stipulated time and decides to terminate the tenancy for the Renewed Term, the Landlord shall be entitled to forfeit the Security Deposit as compensation in the reservation of the Demised Premises for the Tenant.

19.04	In the event the Tenant does not intend to extend the tenancy of the Demised Premises after the determination of the Principal Term hereby created, the Tenant is required to give to the Landlord six (6) months’ notice in writing prior to the determination of the tenancy of his intention not to renew. The Tenant’s failure to notify the Landlord shall constitute a breach and the Landlord shall be entitled to forfeit the Security Deposit as compensation in the reservation of the Demised Premises for the Tenant.

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20.09	Notice

Any notices or communication required to be served on either Party shall be served personally or by sending the same by A.R. prepaid registered post or by fax addressed to the other party at its registered office or at the address abovestated or as the Parties hereto shall from time to time by notice in writing to the other nominate and shall be deemed to have been duly served:

(a)	if by hand, on delivery hereof;
(b)	if by AR registered post, three (3) Days after posting thereof; or
(c)	if by fax, immediately after transmission if the date of transmission is not a Business Day, then the notice by fax shall be deemed to be served on the immediately following Business Day.

Failure to comply with this clause shall render the notice invalid and shall be deemed not served on the other Party.

20.10	Non Disclosure of Terms in the Tenancy

The Tenant agrees to use the information in this Agreement for its purpose under the Tenancy and for its own benefit only. The Tenant agrees not to disclose the terms and conditions of this Agreement to any third party or to any of its affiliates, employees or agents. Any such disclosure to third party shall be subject to the prior written consent of the Landlord. This clause shall remain in force and effect throughout the period of the Tenancy and for any renewal period thereafter.

20.11	Denial of Access

i.	It is hereby agreed that in the event of default of payment by the Tenant of the Monthly Rental and/or any other monies to be paid pursuant to this Agreement or any part thereof, any of the terms and conditions of this Agreement hereof, the Landlord reserves the right to revoke the Tenant’s access to the Demised Premises until the breach is remedied by the Tenant and accepted by the Landlord.

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ii.	The Parties hereby agree that the denial of access to the Demised Premises shall not be in anyway whatsoever be deemed as the Landlord having vacant possession of the Demised Premises and the Tenant shall continue to have vacant possession to the Demised Premises.

20.12	No Monopoly

Nothing herein contained shall be construed as implying that the Tenant shall have or may expect a monopoly in its class of business in the Complex or any part thereof of tenants carrying on the same class of business in the Complex or any part thereof.

20.13	Letter of Guarantee

The Tenant shall simultaneously with the execution of this Agreement cause the Directors of the corporation to execute and deliver a Letter of Guarantee which terms and conditions are as stipulated by the Landlord in the Letter of Guarantee and at the costs and expenses of the Tenant.

20.14	Tax

For the avoidance of doubt, the Tenant will be liable to pay any Tax imposed by the government on all applicable payments under this Agreement, including any other items not specifically mentioned as included but subsequently determined by the government as taxable.

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**IN THE WITNESS WHEREOF** the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by for and on behalf of )
**BANDAR UTAMA NEIGHBOURHOOD** )
**CENTRE SDN BHD** )
**198101011061(77188-P)** )
) ..............................................

**Tan Sri Dato' Ir. Teo Chiang Kok**
**Director**

in the presence of: )

..............................................
**Anna Wong**
**General Manager**
**Property Leasing Department**

SIGNED by for and on behalf of )
**ANGKASAX INNOVATION SDN. BHD.** )
**Reg. No. 202101007618(1407917-U)** )
Name: LIM KIN WAN )
NRIC: 660102-10-8789 )
Designation: EXECUTIVE DIRECTOR )
Company Stamp )
) ..............................................

Angkasax Innovation Sdn Bhd 202101007618 (1407917-U)

in the presence of: )

NAME: ONG YIK GHEN )
NRIC: 930516-04-5156 ) ..............................................

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# FIRST SCHEDULE

**ITEM**

| | | | | |
|---|---|---|---|---|
| 1. | Date of Agreement | : | 15 MAR 2022 | |
| 2. | TENANT's Particulars | : | Full Name : | Angkasax Innovation Sdn Bhd |
| | | | Registration No : | 202101007618(1407917-U) |
| | | | Registered Address : | 29-2, Level 29, Oval Damansara,<br>685, Jalan Damansara,<br>Taman Tun Dr. Ismail,<br>60000 Kuala Lumpur. |
| | | | Correspondence Address : | Lot S10, Second Floor,<br>Centrepoint,<br>No.3, Lebuh Bandar Utama,<br>Bandar Utama,<br>47800 Petaling Jaya,Selangor. |
| 3. | Demised Premises | : | Description : | Lot S10, Second Floor, Centrepoint as demarcated in RED in the Annexure hereof |
| | | | Size of Demised Premises : | 1,552 sq. ft. |
| 4. | Letter of Offer | : | Date : | Not Applicable |
| 5. | Operation Hours | : | Complex : | 10:00 am to 10:00 pm |
| | | | Demised Premises : | 09.00 am to 5:00 pm |

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**FIRST SCHEDULE**
**Page 3**

| | | | |
|---|---|---|---|
| 13. | Renewal of Tenancy | : | For a further term of three (3) years at the then Prevailing Market Rental. |
| 14. | Fit-Out-Deposit/Restoration Deposit | : | RM 4,000.00 |
| 15. | Fit-Out-Fee | : | Not Applicable |

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SECOND SCHEDULE

(To be read and construed as part of this Agreement)

SPECIAL CONDITIONS

1.	Upkeep and Maintenance of the Demised Premises (Article 9.03):-

(a)	In the event that by mutual agreement between the Landlord and the Tenant roller shutters have not been provided by the Landlord, Article 9.03 herein shall not apply.

(b)	If roller shutters have been provided but removed by the Tenant with the consent of the Landlord, the Tenant shall replace the roller shutters in the original position and condition upon determination of the Tenancy howsoever occurring.

(c)	If roller shutters have been provided but removed by the Landlord, the Tenant need not replace the roller shutters.

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THIRD SCHEDULE

(To be read and construed as part of this Agreement)

RENT REVIEW

1.	The revised Monthly Rental for the Renewed Term may be agreed in writing at any time between the Parties or in the absence of agreement will be at the then Prevailing Market Rental at which the property might reasonably be expected to let in the open market during the Renewed Term or the current Monthly Rental, whichever is the higher.

2.	In the event of any disagreement between the Landlord and the Tenant as to the Monthly Rental to be paid for the Renewed Term, the Prevailing Market Rental will be determined by an independent valuer acting as an expert and not as an arbitrator (“hereinafter referred to as “the Expert”).

3.	The fees and expenses of the Expert including the cost of his appointment will be borne equally by the Parties.

4.	The Expert will be appointed by agreement between the Parties or, in the absence of agreement, the Expert shall be nominated by the then President or Chairman (or his nominee) of the Malaysian Institute of Valuers or its equivalent (or his nominee) on the application of either Party made not earlier than six (6) months prior to the expiry of the Principal Term.

5.	If the Expert declines to act or becomes incapable of acting or dies either Party may apply to the President or Chairman to make another nomination.

6.	The Tenant must allow the Expert reasonable access to the Demised Premises to do anything, which the Expert reasonably considers necessary to carry out his function.

7.	If the revised Monthly Rental payable for the Renewed Term has not been ascertained by the expiry of the Principal Term and extends beyond the commencement date of the Renewed Term, the following will be applicable:-

(a)	the then current Monthly Rental for the preceding term will continue to be applicable and the Tenant shall, in the interim, pay the then current Monthly Rental in accordance with the terms of this Agreement for the Renewed Term until finalization of the Monthly Rental for the Renewed Term: and

(b)	upon finalisation of the revised Rent for the Renewed Term by the Expert, the Tenant must pay to the Landlord:-

(i)	any difference between the Revised Monthly Rental for the Renewed Term and the then current Monthly Rental for the preceding term which has been paid in the interim; and

(ii)	interest at the base lending rate of Malayan Banking Berhad on the difference between the Revised Monthly Rental for the Renewed Term and the current Monthly Rental which has been paid, for the period beginning from the commencement date of the Renewed Term and ending on the day on which payment of the difference is made.

8.	If the Revised Monthly Rental for the Renewed Term does not fall on the first day of a month, the Tenant must on the expiry of the preceding term pay to the Landlord the difference between the Revised Monthly Rental due for that month and the then current Monthly Rental already paid.

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